Exhibit 99.1

QUESTAR REPORTS $98.2 MILLION THIRD-QUARTER 2009 NET INCOME

Updates 2009 production estimate and raises 2009 EPS guidance;

provides initial 2010 EBITDA and production guidance

SALT LAKE CITY — Questar Corp. (NYSE:STR) reported $98.2 million net income for the third quarter 2009, or $0.56 per diluted share. Excluding gains and losses from sales of non-core assets and mark-to-market losses on natural gas basis-only swaps, Questar net income was $0.60 per diluted share in the third quarter of 2009. Third-quarter 2009 EBITDA was $373.7 million, down 18% from the third quarter of 2008. Reflecting continued voluntary curtailments, Questar E&P third-quarter production was 43.8 Bcfe, compared to 45.3 Bcfe in the third quarter of 2008 and 43.4 Bcfe in the second quarter of 2009.

NET INCOME (LOSS) BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended September 30,			9 Months Ended September 30,
	2009	2008	Change	2009	2008	Change
Market Resources
Questar E&P	$49.6	$146.8	(66%)	$ 64.3	$360.1	(82%)
Wexpro	20.6	20.4	1	59.2	55.4	7
Gas Management(a)	21.5	24.5	(12)	47.4	64.7	(27)
Energy Trading and other	0.3	5.9	(95)	6.5	18.8	(65)
Market Resources Total(a)	92.0	197.6	(53)	177.4	499.0	(64)

Questar Pipeline	14.1	15.4	(8)	43.8	44.0	--
Questar Gas	(8.1)	(8.8)	8	21.7	19.8	10
Corporate	0.2	--	--	0.4	(0.2)	--
QUESTAR CORPORATION TOTAL(a)	$98.2	$204.2	(52%)	$243.3	$562.6	(57%)

Earnings per diluted share	$0.56	$1.16		$1.38	$3.19
Average diluted shares	176.3	176.1		176.1	176.2

(a) Net income represents amounts attributable to Questar after deducting noncontrolling interest.

EBITDA BY SUBSIDIARY(a)

(in millions)

	3 Months Ended September 30,			9 Months Ended September 30,
	2009	2008	Change	2009	2008	Change
Market Resources
Questar E&P	$237.3	$309.8	(23%)	$ 714.3	$ 811.1	(12%)
Wexpro	45.9	42.7	7	133.3	118.4	13
Gas Management	47.0	50.2	(6)	113.9	134.2	(15)
Energy Trading and other	1.0	9.4	(89)	11.3	29.5	(62)
Market Resources Total	331.2	412.1	(20)	972.8	1,093.2	(11)

Questar Pipeline	39.9	42.0	(5)	122.4	126.0	(3)
Questar Gas	2.6	0.7	--	83.1	75.7	10
Corporate	--	0.1	--	0.2	0.2	--
QUESTAR CORPORATION TOTAL	$373.7	$454.9	(18%)	$1,178.5	$1,295.1	(9%)

(a)

Management defines EBITDA as net income before mark-to-market gains and losses on basis-only swaps, gains and losses from asset sales, interest and other income, interest expense, depreciation, depletion, amortization, abandonments, impairments, exploration expense and income taxes.

“Questar has remained financially strong in 2009 despite a steep decline in natural gas prices over the past year,” said Keith O. Rattie, Questar Chairman, President and CEO. “Natural gas prices are likely to improve in 2010, so we intend to get Questar E&P production turned back up in the fourth quarter, and we’re gearing up to deliver strong production growth in 2010 and beyond. We estimate that Questar E&P 2010 production could range from 210-215 Bcfe, up about 15% from 2009 – and if we execute our five-year plan, Questar E&P could grow production 12-15% per year over the next five years. We have good visibility on this growth because Questar E&P has a large development-drilling inventory in perhaps the two most economic natural gas plays in North America – the Haynesville Shale in northwest Louisiana and the Pinedale Anticline in southwest Wyoming. With recent acquisitions, we now have 43,000 net acres in the core of the Haynesville – up 39% from a few months ago. In 2010, we plan to increase investment in horizontal drilling in the promising Granite Wash and Woodford Shale plays in the Anadarko Basin, and the Bakken oil play in North Dakota’s Williston Basin. Meanwhile, the ‘rest of Questar’ – Wexpro, Gas Management, Questar Pipeline, and Questar Gas – continues to contribute solid earnings and cash flow that is relatively insensitive to commodity prices," Rattie added.

Third Quarter 2009 Highlights

•

Questar E&P EBITDA declined 23% compared to the 2008 quarter due primarily to a 15% decrease in realized natural gas prices and a 40% decrease in realized oil and natural gas liquids (NGL) prices in the 2009 quarter.

•

Questar E&P natural gas, oil and NGL production was 43.8 billion cubic feet of natural gas equivalent (Bcfe), down 3% compared to 45.3 Bcfe for the 2008 quarter, but up 1% from the second quarter of 2009. The company continued to defer completions, curtail production, and shut in some existing wells in response to low natural gas prices during the quarter. Natural gas comprised 89% of reported production volumes.

•

Realized natural gas prices at Questar E&P averaged $6.46 per thousand cubic feet (Mcf), down 15% compared to the prior-year quarter, and realized crude oil and NGL prices averaged $52.41 per barrel (bbl), down 40%. Natural gas hedges mitigated the impact of lower natural gas prices, increasing reported revenues by $156.7 million, or $4.00 per Mcf, while oil hedges decreased revenues by $0.7 million or $0.89 per bbl in the quarter.

•

Depreciation, depletion and amortization (DD&A) expense at Questar E&P increased to $2.76 per Mcfe, compared to $1.86 per Mcfe in the 2008 quarter. However, the DD&A rate was $0.31 per Mcfe lower than the second quarter of 2009. Production volume-weighted DD&A rates increased due to price-related negative reserve revisions in certain fields, and growing production from fields in the Midcontinent that have higher DD&A rates.

•

Net mark-to-market losses on natural gas basis-only swaps decreased net income $6.7 million in the 2009 quarter compared to a loss of $14.0 million in the year-earlier period.

•

Wexpro net income was $20.6 million, up 1% from the 2008 quarter. Lower crude oil and NGL prices decreased gross liquids revenues $3.8 million in the 2009 quarter compared to 2008. The Wexpro investment base grew 12% to $419.5 million at September 30, 2009. Wexpro produced 11.4 Bcf of cost-of-service gas for delivery to affiliate Questar Gas, compared to 12.2 Bcf in the 2008 quarter.

•

Gas Management net income declined 12% compared to the 2008 quarter due to lower processing margins combined with higher depreciation expense. Gathering margin was up 3% to $32.2 million while processing margin was down 7% to $22.1 million due to a 12% decrease in keep-whole processing margin (frac spread). Depreciation expense grew $4.2 million or 60% as the result of significant 2008 capital investments in a new 30-inch gathering line and related facilities in western Wyoming and a new processing plant in eastern Utah.

•

Questar Pipeline net income was $14.1 million in the third quarter of 2009, an 8% decrease from the year-ago period, due to lower NGL prices and higher general and administrative expense.

•

Questar Gas reported a seasonal $8.1 million net income loss, compared to an $8.8 million loss in the year-ago period.

Questar Raises 2009 Guidance and Provides Initial 2010 Guidance

Questar expects full-year 2009 EBITDA to range from $1.58 to $1.63 billion. The company expects 2009 net income to range from $2.45 to $2.55 per diluted share, up from prior guidance of $2.35 to $2.45 per diluted share. The company now expects Questar E&P 2009 production to range from 183 to 186 Bcfe, compared to previous guidance of 180 to 186 Bcfe.

Questar also provided initial 2010 EBITDA and production guidance. The company estimates that 2010 Questar Corporation EBITDA could range from $1.48 to $1.58 billion. The 2010 guidance anticipates $1.20 to $1.25 per Mcf lower realized natural gas prices compared to 2009. The company estimates Questar E&P EBITDA could range from $840 to $890 million while Questar E&P 2010 production could range from 210 to 215 Bcfe. Questar has established an overall 2010 capital budget of $1.56 billion.  The company has decided to defer initial 2010 net income guidance until Questar E&P’s year-end 2009 reserves have been finalized under the new SEC reserve reporting rules.

The company’s guidance assumes hedges in place on the date of this release and excludes net mark-to-market gains and losses on basis-only swaps as well as any net gains and losses on asset sales. These and other assumptions are summarized in the table below:

Guidance Assumptions

	2009	2010
	Current	Initial Outlook
Questar Corporation EBITDA (billions)	$1.58 – $1.63	$1.48 – $1.58
Questar E&P EBITDA (millions)	$963 – $981	$840 – $890
Questar E&P production – Bcfe	183 – 186	210 – 215
NYMEX gas price per MMBtu(a)	$4.50 – $5.50	$5.50 – $6.50
NYMEX crude oil price per bbl(a)	$70.00 – $80.00	$75.00 – $85.00
NYMEX/Rockies basis differential per MMBtu(a)	$0.50 – $0.25	$1.25 – $0.50
NYMEX/Midcontinent basis differential per MMBtu(a)	$0.35 – $0.15	$0.75 – $0.30

(a)

For unhedged volumes for the remainder of 2009 and 2010

Questar E&P has hedged about 69% of forecast natural gas and oil-equivalent production for the remainder of 2009 with fixed-price swaps. The company has hedged an additional 13% of forecast remainder of 2009 production with natural gas basis-only swaps. For 2010, Questar E&P has hedged approximately 73% of forecast 2010 natural gas and oil-equivalent production with fixed-price swaps, plus an additional 5% of forecast production with natural gas and oil-price collars. (See table at the end of this release).

Questar E&P Production and EBITDA Decline in Third-Quarter of 2009

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 43.8 Bcfe in the third quarter of 2009 compared to 45.3 Bcfe in the 2008 quarter, a 3% decrease resulting from voluntary production curtailments in the 2009 quarter. Questar E&P third-quarter 2009 EBITDA was $237.3 million compared to $309.8 million for the year-ago quarter. Net income declined 66% primarily due to a combination of a 20% decline in per-unit realized prices, a 17% increase in per-unit production costs and a $36.5 million after-tax gain in the prior-year quarter from the sale of non-core assets. Mark-to-market losses reduced third-quarter 2009 net income by $6.7 million, compared to a $14.0 million after-tax loss in the 2008 period.

For the first nine months of 2009, Questar E&P EBITDA was $714.3 million compared to $811.1 million in 2008, a 12% decline. Net income for the first nine months of 2009 fell 82% to $64.3 million compared to $360.1 million a year earlier, due to mark-to-market losses on natural gas basis swaps, an 18% decline in per-unit realized price, a 13% increase in per-unit production costs, and a $36.5 million after-tax gain on asset sales in the year-ago period. Net mark-to-market losses on natural gas basis swaps reduced net income by $108.9 million in the first nine months of 2009 compared to a $4.6 million after-tax gain in the 2008 period. Questar E&P grew natural gas and oil-equivalent production 7% to 134.1 Bcfe in the first nine months of 2009 compared to 125.4 Bcfe a year ago.

Questar E&P – Production by Region

(in Bcfe)

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	2009	2008	Change	2009	2008	Change

Midcontinent	20.3	17.9	13%	61.1	49.5	23%
Pinedale Anticline	14.7	15.4	(5)	43.4	41.2	5
Uinta Basin	5.6	6.9	(19)	17.9	19.7	(9)
Rockies Legacy	3.2	5.1	(37)	11.7	15.0	(22)
Total Questar E&P	43.8	45.3	(3%)	134.1	125.4	7%

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	2009	2008	Change	2009	2008	Change

Realized natural gas price ($ per Mcf)	$6.46	$7.64	(15%)	$6.62	$7.50	(12%)
Natural gas hedging impact ($ per Mcf)	4.00	0.61		3.86	(0.12)

Realized oil and NGL price ($ per bbl)	$52.41	$87.34	(40%)	$43.14	$80.41	(46%)
Oil and NGL hedging impact ($ per bbl)	(0.89)	(17.13)		2.05	(15.43)

Net mark-to-market gains (losses) on natural gas basis-only swaps ($ millions)
Pre-tax	($10.7)	($22.5)		($173.4)	$7.5
After-tax	($6.7)	($14.0)		($108.9)	$4.6

Questar E&P production costs per Mcfe increased 17% compared to the third quarter of 2008, due primarily to a 48% increase in the DD&A rate. Production volume-weighted DD&A rates increased due to price-related negative reserve revisions in certain fields, and growing production from fields in the Midcontinent region that have higher DD&A rates.

Questar E&P – Production Costs

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	(per Mcfe)			(per Mcfe)
	2009	2008	Change	2009	2008	Change
Depreciation, depletion and amortization	$2.76	$1.86	48%	$2.74	$1.86	47%
Lease operating expense	0.67	0.71	(6)	0.72	0.72	--
General and administrative expense	0.40	0.25	60	0.38	0.33	15
Allocated interest expense	0.36	0.35	3	0.34	0.34	--
Production taxes	0.24	0.62	(61)	0.29	0.69	(58)
Production costs	$4.43	$3.79	17%	$4.47	$3.94	13%

•

All reported unit-cost metrics, except production taxes, were negatively impacted by price-related voluntary production curtailments during the 2009 quarter and 2009 year-to-date periods compared to the 2008 periods.

•

Production volume-weighted average DD&A per Mcfe increased due to relatively higher costs of drilling, completion and related services and the increased cost of steel casing, other tubulars and wellhead equipment during the peak level of industry activity in 2008. DD&A per unit of production also increased due to second-half 2008 and first-quarter 2009 price-related negative reserve revisions, ongoing depletion of older lower-cost reserves and the increasing share of Questar E&P production from properties that were acquired and developed in a higher-cost environment.

•

General and administrative expense per unit of production increased $0.15 compared to the prior year, but remained flat compared to the second quarter of 2009. The lower expense in the comparable 2008 quarter resulted from a significant reduction in deferred compensation expense (non-cash) as a result of a decline in the price of Questar common stock during the 2008 quarter.

•

Production taxes per unit of production decreased in the 2009 periods due to lower natural gas and oil sales prices.

Wexpro Net Income Up 1% in Third Quarter and 7% for First Nine Months of 2009

Wexpro – a Market Resources subsidiary that manages, develops and produces cost-of-service reserves for gas utility affiliate Questar Gas – reported third quarter 2009 net income of $20.6 million compared to $20.4 million in the prior-year period, a 1% increase. Gross liquids revenues subject to sharing under the Wexpro Agreement declined $3.8 million in the current quarter compared to a year ago. Wexpro investment base at September 30, 2009, was $419.5 million compared to $374.9 million a year ago, a 12% increase. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation. Wexpro net income for the first nine months of

2009 was $59.2 million, compared to $55.4 million for the same period in 2008. Gross liquids revenues subject to sharing under the Wexpro Agreement declined $15.2 million in the first nine months of 2009 compared to a year earlier period.

Gas Management Third Quarter Net Income Down 12%, First Nine Months Down 27%

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – reported third-quarter 2009 net income of $21.5 million, 12% lower than the year-ago period as the result of decreased processing margin and increased depreciation expense. Gathering margin was up $0.8 million in the quarter-to-quarter comparison, while processing margin decreased $1.6 million or 7% on a net processing revenue decline of 7% to $24.7 million. Fee-based gas-processing revenues increased $0.8 million or 10% compared to the year-ago period, while keep-whole processing margin decreased 12% or $2.2 million. Gas Management fee-based gas-processing volumes decreased 3% in the third quarter of 2009 to 55.9 million MMBtu. Depreciation expense grew $4.2 million or 60% as the result of investment additions in 2008. Gas Management net income for the first nine months of 2009 decreased 27% to $47.4 million compared to $64.7 million in the 2008 period, due primarily to lower processing margins and higher depreciation expense.

Questar Pipeline Net Income Down 8% in Third Quarter 2009, Flat for First Nine Months of 2009

Questar Pipeline – which provides interstate natural gas transportation and storage services primarily in the Rocky Mountain region – reported net income of $14.1 million in the third quarter of 2009, down 8% from a year ago due primarily to lower NGL prices and  higher general and administrative expenses. For the first nine months of 2009, Questar Pipeline net income was $43.8 million, compared to $44.0 million in the year-ago period. Results were impacted by lower NGL revenues and higher general and administrative expense during the third quarter of 2009. Operating, maintenance and general and administrative expenses in the first nine months of 2009 totaled $0.10 per decatherm transported, unchanged from the year-earlier period.

Questar Gas Reports $8.1 Million Third Quarter Loss, $21.7 Million First Nine Months Net Income

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho  – reported a seasonal net loss of $8.1 million in the quarter, compared to an $8.8 million loss in the prior-year period. The utility’s net income grew 10% to $21.7 million in the first nine months of 2009. At September 30, 2009, Questar Gas served about 888,000 customers, up 8,000 or 1% from September 30, 2008.

Third Quarter 2009 Earnings Teleconference

Questar management will review third-quarter 2009 results, the outlook for the remainder of 2009, and the company’s outlook for 2010 and beyond  in a conference call with investors Thursday, October 29, beginning at 9:30 a.m. EDT. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $9.5 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas and crude oil.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – October 28, 2009

Time Periods	Rocky Mountain	Midcontinent	Total	Rocky Mountain	Midcontinent	Total
				Estimated
	Gas (Bcf) fixed-price swaps			Average price per Mcf, net to the well
2009
Fourth quarter	17.5	15.6	33.1	$7.24	$7.94	$7.57

2010
First half	45.3	29.5	74.8	$3.61	$7.80	$5.26
Second half	46.1	30.0	76.1	3.61	7.80	5.26
12 months	91.4	59.5	150.9	3.61	7.80	5.26

2011
First half	38.6	12.0	50.6	$4.43	$6.44	$4.91
Second half	39.3	12.2	51.5	4.43	6.44	4.91
12 months	77.9	24.2	102.1	4.43	6.44	4.91

2012
First half	18.5		18.5	$5.92		$5.92
Second half	18.7		18.7	5.92		5.92
12 months	37.2		37.2	5.92		5.92

2013
First half	21.8		21.8	$5.99		$5.99
Second half	22.1		22.1	5.99		5.99
12 months	43.9		43.9	5.99		5.99

				Estimated
	Gas (Bcf) collars			Average price per Mcf, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2010
First half		3.3	3.3		$4.65 -$6.51	$4.65 -$6.51
Second half		3.4	3.4		4.65 - 6.51	4.65 - 6.51
12 months		6.7	6.7		4.65 - 6.51	4.65 - 6.51

2011
First half	6.7	3.5	10.2	$3.39 -$5.78	$5.82 -$7.91	$4.22 -$6.51
Second half	6.8	3.6	10.4	3.39 - 5.78	5.82 - 7.91	4.22 - 6.51
12 months	13.5	7.1	20.6	3.39 - 5.78	5.82 - 7.91	4.22 - 6.51

				Estimated
	Gas (Bcf) basis-only swaps			Average basis per Mcf vs. NYMEX
2009
Fourth quarter	4.7	1.7	6.4	$2.94	$1.22	$2.49

Previous 2010 and 2011 basis-only swaps have been combined with NYMEX Gas swaps or collars and are now qualified cash flow hedges.

				Estimated
	Oil (Mbbl) fixed-price swaps			Average price per Bbl, net to the well
2009
Fourth quarter	276	92	368	$56.80	$65.70	$59.03

2010
First half	417	36	453	$60.18	$66.15	$60.66
Second half	423	37	460	60.18	66.15	60.66
12 months	840	73	913	60.18	66.15	60.66

				Estimated
	Oil (Mbbl) collars			Average price per Bbl, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2010
First half	244	118	362	$45.00-$93.78	$53.00-$100.92	$47.60-$96.10
Second half	249	119	368	45.00- 93.78	53.00- 100.92	47.60 - 96.10
12 months	493	237	730	45.00- 93.78	53.00- 100.92	47.60 - 96.10

2011
First half	244	118	362	$45.00-$102.93	$53.00-$109.75	$47.60-$105.15
Second half	249	119	368	45.00- 102.93	53.00- 109.75	47.60 - 105.15
12 months	493	237	730	45.00- 102.93	53.00- 109.75	47.60 - 105.15

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,
	2009	2008	2009	2008
	(in millions, except per share amounts)
REVENUES
Market Resources	$474.9	$601.0	$1,379.2	$1,789.6
Questar Pipeline	42.6	43.8	126.3	131.8
Questar Gas	82.3	115.2	626.5	664.9
Total Revenues	599.8	760.0	2,132.0	2,586.3

OPERATING EXPENSES
Cost of natural gas and other products sold
(excluding operating expenses shown separately)	80.2	131.2	483.6	761.8
Operating and maintenance	78.5	93.2	263.0	271.7
General and administrative	47.8	34.0	136.4	121.3
Production and other taxes	21.4	47.6	75.3	137.7
Depreciation, depletion and amortization	168.6	126.0	510.0	351.9
Exploration	6.3	7.4	18.3	14.7
Abandonment and impairment	5.1	4.1	12.6	20.9
Total Operating Expenses	407.9	443.5	1,499.2	1,680.0
Net gain (loss) from asset sales	(0.3)	59.0	1.4	62.4
OPERATING INCOME	191.6	375.5	634.2	968.7
Interest and other income	3.6	6.7	12.3	17.0
Income from unconsolidated affiliates	1.8	0.9	4.8	1.3
Net mark-to-market gain (loss) on basis-only swaps	(10.7)	(22.5)	(173.4)	7.5
Interest expense	(31.4)	(32.8)	(93.6)	(90.9)
INCOME BEFORE INCOME TAXES	154.9	327.8	384.3	903.6
Income taxes	(56.1)	(121.2)	(139.3)	(334.1)
NET INCOME	98.8	206.6	245.0	569.5
Net income attributable to noncontrolling interest	(0.6)	(2.4)	(1.7)	(6.9)
NET INCOME ATTRIBUTABLE TO QUESTAR	$98.2	$204.2	$243.3	$562.6

EARNINGS PER COMMON SHARE - ATTRIBUTABLE TO QUESTAR
Basic	$0.57	$1.18	$1.40	$3.26
Diluted	0.56	1.16	1.38	3.19
Weighted-Average Common Shares Outstanding
Basic	174.3	172.9	174.0	172.7
Diluted	176.3	176.1	176.1	176.2
Dividends Per Common Share	$0.125	$0.1225	$0.375	$0.3675

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,
	2009	2008	2009	2008
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$294.6	$381.0	$900.3	$1,030.1
Wexpro	5.2	12.0	11.0	28.8
Gas Management	65.3	73.8	166.5	209.1
Energy Trading and other	109.8	134.2	301.4	521.6
Market Resources	474.9	601.0	1,379.2	1,789.6
Questar Pipeline	42.6	43.8	126.3	131.8
Questar Gas	82.3	115.2	626.5	664.9
Total	$599.8	$760.0	$2,132.0	$2,586.3

Revenues from Affiliated Companies
Wexpro	$53.8	$54.7	$166.6	$153.4
Gas Management	6.4	6.1	19.6	17.4
Energy Trading and other	80.6	229.2	250.9	713.3
Market Resources	140.8	290.0	437.1	884.1
Questar Pipeline	18.3	18.2	55.7	56.4
Questar Gas	0.1	1.8	0.6	6.1
Total	$159.2	$310.0	$493.4	$946.6

Operating Income (Loss)
Questar E&P	$104.6	$272.4	$317.1	$611.2
Wexpro	31.6	29.7	90.4	83.3
Gas Management	35.1	42.6	78.9	113.5
Energy Trading and other	0.5	8.9	9.9	28.2
Market Resources	171.8	353.6	496.3	836.2
Questar Pipeline	28.2	31.6	87.4	87.7
Questar Gas	(8.4)	(9.7)	50.4	44.8
Corporate			0.1
Total	$191.6	$375.5	$634.2	$968.7

Net Income (Loss) Attributable to Questar
Questar E&P	$49.6	$146.8	$64.3	$360.1
Wexpro	20.6	20.4	59.2	55.4
Gas Management	21.5	24.5	47.4	64.7
Energy Trading and other	0.3	5.9	6.5	18.8
Market Resources	92.0	197.6	177.4	499.0
Questar Pipeline	14.1	15.4	43.8	44.0
Questar Gas	(8.1)	(8.8)	21.7	19.8
Corporate	0.2		0.4	(0.2)
Total	$98.2	$204.2	$243.3	$562.6

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,
	2009	2008	2009	2008
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	39.2	40.4	119.0	111.0
Oil and natural gas liquids (MMbbl)	0.7	0.8	2.5	2.4
Total production (Bcfe)	43.8	45.3	134.1	125.4
Average daily production (MMcfe)	476.0	492.1	491.3	457.6
Questar E&P average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$6.46	$7.64	$6.62	$7.50
Oil and NGL (per bbl)	$52.41	$87.34	$43.14	$80.41
Wexpro investment base at Sept. 30, net of
depreciation and deferred income taxes (millions)	$419.5	$374.9
Gas Management natural gas processing volumes
NGL sales (MMgal)	28.1	19.7	74.3	65.9
NGL sales price (per gal)	$0.77	$1.53	$0.63	$1.38
Fee-based processing (millions of MMBtu) (1)
For unaffiliated customers	31.0	27.9	72.8	70.3
For affiliated customers	24.9	29.6	77.7	80.6
Total fee-based processing volumes	55.9	57.5	150.5	150.9
Fee-based processing (per MMBtu)	$0.15	$0.14	$0.16	$0.14
Gas Management natural gas gathering volumes (millions of MMBtu) (1)
For unaffiliated customers	60.0	57.6	187.7	163.6
For affiliated customers	35.6	46.4	122.0	121.7
Total gathering	95.6	104.0	309.7	285.3
Gathering revenue (per MMBtu) (1)	$0.32	$0.31	$0.30	$0.31
Energy Trading gas and oil marketing volumes (MMdthe)	52.6	47.1	156.5	145.9
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	160.4	167.4	476.1	454.9
For Questar Gas	14.0	15.1	85.1	88.4
For other affiliated customers	2.7	2.8	5.3	5.2
Total transportation	177.1	185.3	566.5	548.5
Transportation revenue (per dth)	$0.24	$0.23	$0.23	$0.24
Firm-daily transportation demand at Sept. 30, (including
White River Hub of 1,005 Mdth in 2009)	4,208	3,150
Natural gas processing
NGL sales (MMgal)	3.2	2.4	8.9	6.4
NGL sales price (per gal)	$1.05	$2.21	$0.83	$1.98
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	8.7	9.3	71.0	78.4
Industrial	0.4	0.4	1.0	1.3
Transportation for industrial customers	13.1	16.4	43.2	45.8
Total industrial	13.5	16.8	44.2	47.1
Total deliveries	22.2	26.1	115.2	125.5
Natural gas revenue (per dth)
Residential and commercial sales	$8.30	$10.18	$8.36	$7.82
Industrial	5.86	7.59	6.56	7.01
Transportation for industrial customers	$0.20	$0.14	$0.18	$0.15
Temperatures - colder (warmer) than normal	(58%)	(49%)	(2%)	14%
Temperature-adjusted usage per customer (dth)	8.7	8.3	73.2	73.9
Customers at Sept. 30, (thousands)	888.3	880.1
(1) one MMBtu = one dth

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30,	December 31,
	2009	2008
	(Unaudited)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents		$23.9
Accounts receivable, net	$240.6	482.4
Fair value of derivative contracts	184.9	431.3
Inventories	179.0	192.4
Prepaid expenses and other	86.9	55.0
Total Current Assets	691.4	1,185.0
Property, Plant and Equipment	11,049.6	10,229.8
Accumulated depreciation, depletion and amortization	(3,579.2)	(3,096.8)
Net Property, Plant and Equipment	7,470.4	7,133.0
Investment in unconsolidated affiliates	71.4	68.4
Goodwill	69.9	70.0
Fair value of derivative contracts	11.4	106.3
Other noncurrent assets, net	66.0	68.0
Total Assets	$8,380.5	$8,630.7

LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$14.1
Short-term debt	38.5	$231.1
Accounts payable and accrued expenses	449.9	682.9
Fair value of derivative contracts	109.3	0.5
Purchased-gas adjustment	37.1	45.8
Deferred income taxes - current	35.5	130.6
Current portion of long-term debt	42.0	42.0
Total Current Liabilities	726.4	1,132.9
Long-term debt, less current portion	2,104.9	2,078.9
Deferred income taxes	1,399.1	1,334.1
Fair value of derivative contracts	185.0	69.0
Other long-term liabilities	568.3	568.3
Common Shareholders' Equity	3,341.7	3,418.0
Noncontrolling interest	55.1	29.5
Total Equity	3,396.8	3,447.5
Total Liabilities and Equity	$8,380.5	$8,630.7

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	9 Months Ended September 30,
	2009	2008
	(in millions)
OPERATING ACTIVITIES
Net income	$245.0	$569.5
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	516.1	357.6
Deferred income taxes	115.8	297.3
Abandonment and impairment	12.6	20.9
Share-based compensation	17.4	12.6
Dry exploratory well expense	3.6	2.3
Net (gain) from asset sales	(1.4)	(62.4)
(Income) from unconsolidated affiliates	(4.8)	(1.3)
Distributions from unconsolidated affiliates and other	2.0	1.3
Net mark-to-market (gain) loss on basis-only swaps	173.4	(7.5)
Changes in operating assets and liabilities	117.8	(77.3)
NET CASH PROVIDED FROM OPERATING ACTIVITIES	1,197.5	1,113.0

INVESTING ACTIVITIES
Capital expenditures	(1,017.3)	(1,918.0)
Cash used in disposition of assets	(1.2)	(3.3)
Proceeds from disposition of assets	16.2	127.5
NET CASH USED IN INVESTING ACTIVITIES	(1,002.3)	(1,793.8)

FINANCING ACTIVITIES
Common stock	5.2	(9.5)
Long-term debt issued, net of issuance costs	397.8	1,616.6
Long-term debt repaid	(375.0)	(693.0)
Change in short-term debt	(192.6)	(205.6)
Checks outstanding in excess of cash balances	14.1	14.2
Dividends paid	(65.3)	(63.7)
Excess tax benefits from share-based compensation	1.3	12.9
Distribution to noncontrolling interest	(4.6)	(6.3)
Other		1.0
NET CASH PROVIDED FROM (USED IN) FINANCING ACTIVITIES	(219.1)	666.6

Change in cash and cash equivalents	(23.9)	(14.2)
Beginning cash and cash equivalents	23.9	14.2
Ending Cash and Cash Equivalents	$ -	$ -

QUESTAR CORPORATION
NOTE 1 NON-GAAP MEASURES
(Unaudited)

This release contains reference to a non-GAAP measure of earnings per diluted share excluding net gains and losses from sales of assets and from net mark-to-market gains and losses on natural gas basis-only swaps. Management believes earnings per diluted share excluding net gains and losses from sales of assets and net mark-to-market gains and losses on natural gas basis-only swaps is an important measure of the Company's operational performance relative to other gas and oil producing companies.

The following table calculates earnings per diluted share excluding net gains and losses from sales of assets and net mark-to-market gains and losses on natural gas basis-only swaps:
	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,
	2009	2008	2009	2008
	(in millions, except earnings per share)
Net income attributable to Questar	$98.2	$204.2	$243.3	$562.6
Exclusion of net (gain) loss from asset sales and net mark-to market
(gain) loss on basis-only swaps from net income
Net (gain) loss from asset sales	0.3	(59.0)	(1.4)	(62.4)
Income taxes on net (gain) loss from asset sales	(0.1)	22.1	0.4	23.2
Net mark-to-market (gain) loss on basis-only swaps	10.7	22.5	173.4	(7.5)
Income taxes on net mark-to-market (gain) loss on basis-only swaps	(4.0)	(8.5)	(64.5)	2.9
After-tax exclusion of net (gain) loss from asset sales and
net mark-to-market (gain) loss on basis-only swaps from net income	6.9	(22.9)	107.9	(43.8)
Net income attributable to Questar excluding net (gain) loss on asset
sales and net (gain) loss on basis-only swaps	$105.1	$181.3	$351.2	$518.8

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO QUESTAR
Diluted	$0.56	$1.16	$1.38	$3.19
Diluted after-tax (gain) loss on net (gain) loss on asset sales and
net mark-to-market (gain) loss on basis-only swaps	0.04	(0.13)	0.61	(0.25)

Earnings per diluted share attributable to Questar excluding net (gain)
loss on asset sales and net (gain) loss on basis-only swaps	$0.60	$1.03	$1.99	$2.94

Weighted-Average Common Shares Outstanding
Diluted	176.3	176.1	176.1	176.2

This release also contains reference to a non-GAAP measure of EBITDA. Management defines EBITDA as net income before the following items: gains and losses on net mark-to-market basis-only swaps, net gains and losses from asset sales, interest and other income, income taxes, interest expense, depreciation, depletion, and amortization, abandonment and impairment, and exploration expense. Management believes EBITDA is an important measure of the Company's cash flow and liquidity and an important measure for comparing the Company's financial performance to other gas and oil producing companies.

The following table reconciles Questar's net income to EBITDA:
	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,
	2009	2008	2009	2008
	(in millions)
Net income attributable to Questar	$98.2	$204.2	$243.3	$562.6
Net income attributable to noncontrolling interest	0.6	2.4	1.7	6.9
Net Income	98.8	206.6	245.0	569.5
Net mark-to-market (gain) loss on basis-only swaps	10.7	22.5	173.4	(7.5)
Net (gain) loss from asset sales	0.3	(59.0)	(1.4)	(62.4)
Interest and other income	(3.6)	(6.7)	(12.3)	(17.0)
Income taxes	56.1	121.2	139.3	334.1
Interest expense	31.4	32.8	93.6	90.9
Depreciation, depletion and amortization	168.6	126.0	510.0	351.9
Abandonment and impairment	5.1	4.1	12.6	20.9
Exploration	6.3	7.4	18.3	14.7
EBITDA	$373.7	$454.9	$1,178.5	$1,295.1